Exhibit 99.1

For Immediate Release:

Bank of Commerce Holdings Announces Results for the Fourth Quarter of 2019

SACRAMENTO, California, January 17, 2020 / GLOBE NEWSWIRE—Bank of Commerce Holdings (NASDAQ: BOCH) (the “Company”), a $1.480 billion asset bank holding company and parent company of Merchants Bank of Commerce (the “Bank”), today announced financial results for the quarter and the year ended December 31, 2019. Net income for the quarter ended December 31, 2019 was $4.4 million or $0.24 per share – diluted, compared with net income of $4.8 million or $0.30 per share – diluted for the same period of 2018. Net income for the year ended December 31, 2019 was $15.0 million or $0.83 per share – diluted, compared with net income of $15.7 million or $0.96 per share – diluted for the same period of 2018.

The current year includes the benefits of our January 31, 2019 acquisition of Merchants National Bank of Sacramento (“Merchants”). In May, we successfully converted all of Merchant’s computer records onto our core system. As previously announced, the Company’s subsidiary bank, which had been operating under multiple names, simultaneously changed the name for all locations to Merchants Bank of Commerce. During 2019 acquisition related costs totaled $2.2 million and costs related to the name change totaled $503 thousand. All significant costs for these two projects have now been absorbed.

Randall S. Eslick, President and CEO commented: “We are pleased to report that 2019 was another solid year for the company. We are proud of our high quality assets, the successful acquisition and integration of Merchants National Bank and the widespread acceptance of our new name, Merchants Bank of Commerce. Thanks to the hard work of our dedicated employees our company remains well positioned for continued success.”

Financial highlights for the year ended December 31, 2019:

●

Net income of $15.0 million was a decrease of $769 thousand (5%) from $15.7 million earned during the same period in the prior year. Earnings of $0.83 per share – diluted was an decrease of $0.13 (14%) from $0.96 per share – diluted earned during the same period in the prior year and reflects the impact of the following:

o	1,834,142 shares of common stock issued during the first quarter of 2019 as part of our acquisition of Merchants and
o	90,501 shares of common stock repurchased during the fourth quarter of 2019 as part of our previously announced share repurchase program.
●	Net interest income increased $6.0 million (13%) to $53.5 million compared to $47.5 million for the same period in the prior year.
●	Net interest margin improved to 3.94% compared to 3.90% for the same period in the prior year.
●	Return on average assets decreased to 1.03% compared to 1.22% for the same period in the prior year.
●	Return on average equity decreased to 9.09% compared to 12.08% for the same period in the prior year.
●	Average loans totaled $1.021 billion, an increase of $105 million (12%) compared to average loans for the same period in the prior year.
●	Average earning assets totaled $1.360 billion, an increase of $140 million (11%) compared to average earning assets for the same period in the prior year.
●	Average deposits totaled $1.245 billion, an increase of $146 million (13%) compared to average deposits for the same period in the prior year.
o	Average non-maturing deposits totaled $1.084 billion, an increase of $154 million (17%) compared to the same period in the prior year.
o	Average certificates of deposit totaled $160.6 million, a decrease of $7.6 million (5%) compared to same period in the prior year.
●	The Company’s efficiency ratio was 64.5% compared to 62.5% during the same period in the prior year.
o	The Company’s efficiency ratio of 64.5% for 2019 includes $2.2 million in acquisition costs and $503 thousand in name change costs. The efficiency ratio excluding these non-recurring costs is 59.9%.
o	The Company’s efficiency ratio of 62.5% for 2018 includes $844 thousand in acquisition costs. The efficiency ratio excluding these non-recurring costs is 60.8%.
●

Nonperforming assets at December 31, 2019 totaled $5.7 million or 0.38% of total assets, an increase of $1.5 million since December 31, 2018. The increase was primarily caused by loans to one commercial real estate borrower that were moved to nonaccrual and had zero calculated impairment at December 31, 2019.

●	Book value per common share was $9.62 at December 31, 2019 compared to $8.47 at December 31, 2018.
●	Tangible book value per common share was $8.71 at December 31, 2019 compared to $8.36 at December 31, 2018.

Financial highlights for the fourth quarter of 2019:

●

Net income of $4.4 million ($0.24 per share – diluted) was a decrease of $470 thousand (10%) from $4.8 million ($0.30 per share – diluted) earned during the same period in the prior year and reflects the impact of the following:

o	1,834,142 shares of common stock issued during the first quarter of 2019 as part of our acquisition of Merchants and
o	90,501 shares of common stock repurchased during the fourth quarter of 2019 as part of our previously announced share repurchase program.
●	Net interest income increased $820 thousand (7%) to $13.3 million compared to $12.5 million for the same period in the prior year.
●	Net interest margin decreased to 3.80% compared to 3.93% for the same period in the prior year.
●	Return on average assets decreased to 1.16% compared to 1.44% for the same period in the prior year.
●	Return on average equity decreased to 10.06% compared to 14.32% for the same period in the prior year.
●	Average loans totaled $1.032 billion, an increase of $108 million (12%) compared to average loans for the same period in the prior year.
●	Average earning assets totaled $1.390 billion, an increase of $131 million (10%) compared the same period in the prior year.

●	Average deposits totaled $1.282 billion, an increase of $124 million (11%) compared the same period in the prior year.
o	Average non-maturing deposits totaled $1.129 billion, an increase of $128 million (13%) compared to the same period in the prior year.
o	Average certificates of deposit totaled $153.2 million, a decrease of $3.8 million (2%) compared to the same period in the prior year.
●	The Company’s efficiency ratio was 58.7% compared to 65.1% for the same period in the prior year.
o	The Company’s efficiency ratio of 65.1% for the fourth quarter of 2018 includes $802 thousand in acquisition costs. The efficiency ratio excluding these non-recurring costs is 59.2%.
●

Nonperforming assets at December 31, 2019 totaled $5.7 million or 0.38% of total assets, a decrease of $7.2 million since September 30, 2019. The decrease was due to a sale of a $9.9 million nonaccrual commercial real estate loan.

●	Book value per common share was $9.62 at December 31, 2019 compared to $9.42 at September 30, 2019.
●	Tangible book value per common share was $8.71 at December 31, 2019 compared to $8.51 at September 30, 2019.

Selected Tax Items:

Financial performance for 2018 includes “selected tax items” which complicate reporting period comparisons. The 2018 results include a $1.5 million decrease in our income tax provision composed of a $988 thousand reversal of our uncertain tax position and a $484 thousand benefit as a result of our cost segregation study and tangible property review. These items were previously disclosed in our form 10-K filed March 12, 2019. Management believes that our financial results are more comparative excluding the impact of these selected tax items.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. We believe that these non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this document are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

SELECTED NON-GAAP FINANCIAL INFORMATION - UNAUDITED
(amounts in thousands except per share data)

	For The Three Months Ended			For The Twelve Months Ended
Reconciliation of Net Income (GAAP) to Net Income	December 31,		September 30,	December 31,
Excluding Selected Tax Items (non-GAAP):	2019	2018	2019	2019	2018
Net income (GAAP)	$4,369	$4,839	$4,642	$14,961	$15,730
Selected tax items:
Reversal of uncertain tax position (GAAP)	—	(988)	—	—	(988)
Benefit from cost segregation study and tangible property review (GAAP)	—	(484)	—	—	(484)
Total selected tax items	—	(1,472)	—	—	(1,472)
Net income excluding selected tax items (non-GAAP)	$4,369	$3,367	$4,642	$14,961	$14,258

Earnings per share - diluted (GAAP)	$0.24	$0.30	$0.26	$0.83	$0.96
Effect of selected tax items	—	(0.09)	—	—	(0.09)
Earnings per share - diluted excluding selected tax items (non-GAAP)	$0.24	$0.21	$0.26	$0.83	$0.87

GAAP Information:
Return on average assets	1.16%	1.44%	1.26%	1.03%	1.22%
Return on average equity	10.06%	14.32%	10.86%	9.09%	12.08%
Effective tax rate	26.1%	(1.7%)	27.8%	26.9%	18.7%

Non-GAAP Ratios:
Return on average assets excluding selected tax items	1.16%	1.01%	1.26%	1.03%	1.11%
Return on average equity excluding selected tax items	10.06%	9.97%	10.86%	9.09%	10.95%
Effective tax rate excluding selected tax items	26.1%	29.2%	27.8%	26.9%	26.3%

Forward-Looking Statements

Bank of Commerce Holdings wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995. This news release includes statements by the Company, which describe management’s expectations and developments, which may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21B of the Securities Act of 1934, as amended. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in the Company's public filings, factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) local, national and international economic conditions are less favorable than expected or have a more direct and pronounced effect on the Company than expected and adversely affect the Company's ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates reduce interest margins more than expected and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new banks and/or branches are lower than expected; (4) our concentration in lending tied to real estate exposes us to the adverse effects of material increases in interest rates, declines in the general economy, tightening credit markets or declines in real estate values; (5) competitive pressure among financial institutions increases significantly; (6) legislation or regulatory requirements or changes adversely affect the businesses in which the Company is engaged; and (7) technological changes could expose us to new risks.

TABLE 1
SELECTED FINANCIAL INFORMATION - UNAUDITED
(amounts in thousands except per share data)

	For The Three Months Ended			For The Twelve Months Ended
Net income, average assets and	December 31,		September 30,	December 31,
average shareholders' equity	2019	2018	2019	2019	2018
Net income	$4,369	$4,839	$4,642	$14,961	$15,730
Average total assets	$1,492,643	$1,328,817	$1,462,444	$1,458,112	$1,288,841
Average total earning assets	$1,390,446	$1,259,709	$1,360,006	$1,360,325	$1,220,135
Average shareholders' equity	$172,385	$134,033	$169,608	$164,642	$130,218

Selected performance ratios
Return on average assets	1.16%	1.44%	1.26%	1.03%	1.22%
Return on average equity	10.06%	14.32%	10.86%	9.09%	12.08%
Efficiency ratio	58.7%	65.1%	56.4%	64.5%	62.5%

Share and per share amounts
Weighted average shares - basic (1)	18,068	16,265	18,130	17,956	16,248
Weighted average shares - diluted (1)	18,150	16,345	18,196	18,024	16,332
Earnings per share - basic	$0.24	$0.30	$0.26	$0.83	$0.97
Earnings per share - diluted	$0.24	$0.30	$0.26	$0.83	$0.96

	At December 31,		At September 30,
Share and per share amounts	2019	2018	2019
Common shares outstanding (2)	18,137	16,334	18,212
Book value per common share (2)	$9.62	$8.47	$9.42
Tangible book value per common share (2)(3)	$8.71	$8.36	$8.51

Capital ratios (4)
Bank of Commerce Holdings
Common equity tier 1 capital ratio	13.19%	12.79%	12.85%
Tier 1 capital ratio	14.04%	13.71%	13.69%
Total capital ratio	15.97%	15.82%	15.62%
Tier 1 leverage ratio	11.30%	11.21%	11.28%
Tangible common equity ratio (5)	10.80%	10.46%	10.64%

Merchants Bank of Commerce
Common equity tier 1 capital ratio	14.39%	13.23%	14.25%
Tier 1 capital ratio	14.39%	13.23%	14.25%
Total capital ratio	15.48%	14.42%	15.34%
Tier 1 leverage ratio	11.58%	10.81%	11.74%

(1) Excludes unvested restricted shares issued in accordance with the Company's equity incentive plan, as they are non-participative in dividends or voting rights.
(2) Includes unvested restricted shares issued in accordance with the Company's equity incentive plan.

(3) Book value per share is computed by dividing total shareholders’ equity by shares outstanding. Tangible book value per share is computed by dividing total shareholders’ equity less goodwill and core deposit intangible, net by shares outstanding. Management believes that tangible book value per share is meaningful because it is a measure that the Company and investors commonly use to assess capital adequacy.

(4) The Company and the Bank continue to meet all capital adequacy requirements to which they are subject.

(5) Management believes the tangible common equity ratio is a useful measure of capital adequacy because it provides a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability of the Company to absorb potential losses. The tangible common equity ratio is calculated as total shareholders' equity less goodwill and core deposit intangible, net divided by total assets less goodwill and core deposit intangible, net.

BALANCE SHEET OVERVIEW

As of December 31, 2019, the Company had total consolidated assets of $1.480 billion, gross loans of $1.033 billion, allowance for loan and lease losses (“ALLL”) of $12 million, total deposits of $1.267 billion, and shareholders’ equity of $174 million.

TABLE 2
LOAN BALANCES BY TYPE - UNAUDITED
(amounts in thousands)

	At December 31,						At September 30,
		% of		% of	Change			% of
	2019	Total	2018	Total	Amount	%	2019	Total
Commercial	$141,197	14%	$135,543	14%	$5,654	4%	$152,195	15%
Real estate - construction and land development	26,830	3	22,563	2	4,267	19%	35,606	3
Real estate - commercial non-owner occupied	493,920	48	433,708	46	60,212	14%	475,678	47
Real estate - commercial owner occupied	218,833	21	204,622	22	14,211	7%	210,767	20
Real estate - residential - ITIN	33,039	3	37,446	4	(4,407)	(12)%	34,036	3
Real estate - residential - 1-4 family mortgage	63,661	6	34,366	4	29,295	85%	64,747	6
Real estate - residential - equity lines	22,099	2	26,958	3	(4,859)	(18)%	22,729	2
Consumer and other	33,324	3	51,045	5	(17,721)	(35)%	37,324	4
Gross loans	1,032,903	100%	946,251	100%	86,652	9%	1,033,082	100%
Deferred fees and costs	2,162		1,927		235		1,980
Loans, net of deferred fees and costs	1,035,065		948,178		86,887		1,035,062
Allowance for loan and lease losses	(12,231)		(12,292)		61		(12,285)
Net loans	$1,022,834		$935,886		$86,948		$1,022,777

Average loans during the quarter	$1,031,702		$923,409		$108,293	12%	$1,029,534
Average yield on loans during the quarter	4.86%		4.94%		(0.08)		5.01%
Average yield on loans during the year	4.95%		4.91%		0.04		4.98%

The Company recorded gross loan balances of $1.033 billion at December 31, 2019, compared with $946 million and $1.033 billion at December 31, 2018 and September 30, 2019, respectively, an increase of $87 million and a decrease of $179 thousand, respectively. During the first quarter of 2019, the Merchants acquisition provided an additional $85.3 million of loans.

The average yield on loans during the quarter was 4.86% compared to 4.94% and 5.01% for the quarters ended December 31, 2018 and September 30, 2019, respectively.

Gross loan balances in the table above include a net fair value discount for loans acquired from Merchants during the first quarter of 2019 of $1.7 million and $1.9 million at December 31, 2019 and September 30, 2019, respectively. We recorded $193 thousand and $188 thousand in accretion of the discount for these loans during the third and fourth quarters of 2019, respectively.

TABLE 3
CASH, CASH EQUIVALENTS, AND INVESTMENT SECURITIES - UNAUDITED
(amounts in thousands)

	At December 31,						At September 30,
		% of		% of	Change			% of
	2019	Total	2018	Total	Amount	%	2019	Total
Cash and due from banks	$21,338	6%	$23,692	8%	$(2,354)	(10)%	$32,505	9%
Interest-bearing deposits in other banks	59,266	16	23,673	8	35,593	150%	56,099	16
Total cash and cash equivalents	80,604	22	47,365	16	33,239	70%	88,604	25

Investment securities:
U.S. government and agencies	38,733	11	40,087	13	(1,354)	(3)%	40,467	11
Obligations of state and political subdivisions	42,098	11	50,530	17	(8,432)	(17)%	39,004	11
Residential mortgage backed securities and collateralized mortgage obligations	180,835	49	138,503	45	42,332	31%	165,994	46
Corporate securities	2,966	1	2,922	1	44	2%	2,992	1
Commercial mortgage backed securities	19,307	5	24,762	8	(5,455)	(22)%	22,822	6
Other asset backed securities	3,011	1	124	—	2,887	2,328%	1,062	—
Total investment securities - AFS	286,950	78	256,928	84	30,022	12%	272,341	75

Total cash, cash equivalents and investment securities	$367,554	100%	$304,293	100%	$63,261	21%	$360,945	100%
Average yield on interest-bearing due from banks and investment securities during the quarter - nominal	2.39%		2.66%		(0.27)		2.63%
Average yield on interest-bearing due from banks and investment securities during the quarter - tax equivalent	2.47%		2.77%		(0.30)		2.71%

As of December 31, 2019, we maintained noninterest-bearing cash positions of $21.3 million and interest-bearing deposits of $59.3 million at the Federal Reserve Bank and correspondent banks.

Investment securities totaled $287.0 million at December 31, 2019, compared with $256.9 million and $272.3 million at December 31, 2018 and September 30, 2019, respectively. During the first quarter of 2019, the Merchants acquisition included securities with a par value of $107.4 million. Management elected to sell securities with a par value of $18.0 million and $118.0 million during the quarter and the year ended December 31, 2019, respectively. The sales resulted in net realized gains of $49 thousand and $186 thousand for the quarter and the year ended December 31, 2019, respectively.

Average securities balances and weighted average tax equivalent yields for the quarters ended December 31, 2019 and 2018 were $277.6 million and 2.71% compared to $261.0 million and 2.91%, respectively.

At December 31, 2019, our net unrealized gains on available-for-sale investment securities were $3.7 million compared with net unrealized losses of $4.3 million and unrealized gains of $3.3 million at December 31, 2018 and September 30, 2019, respectively. The changes in net unrealized losses on the investment securities portfolio were due to changes in market interest rates.

TABLE 4
DEPOSITS BY TYPE - UNAUDITED
(amounts in thousands)

	At December 31,						At September 30,
		% of		% of	Change			% of
	2019	Total	2018	Total	Amount	%	2019	Total
Demand - noninterest-bearing	$432,680	34%	$347,199	31%	$85,481	25%	$412,410	33%
Demand - interest-bearing	239,258	19	252,202	22	(12,944)	(5)%	239,547	19
Money market	307,559	24	265,093	23	42,466	16%	317,120	25
Total demand	979,497	77	864,494	76	115,003	13%	969,077	77

Savings	135,888	11	114,840	10	21,048	18%	137,441	11
Total non-maturing deposits	1,115,385	88	979,334	86	136,051	14%	1,106,518	88

Certificates of deposit	151,786	12	152,382	14	(596)	0%	155,621	12
Total deposits	$1,267,171	100%	$1,131,716	100%	$135,455	12%	$1,262,139	100%

Total deposits at December 31, 2019, increased $135 million or 12% to $1.267 billion compared to December 31, 2018 and increased $5 million or 2% annualized compared to September 30, 2019. Total non-maturing deposits increased $136.1 million or 14% compared to the same date a year ago and increased $8.9 million or 3% annualized compared to September 30, 2019. Certificates of deposit decreased $596 thousand or less than 1% compared to the same date a year ago and decreased $3.8 million or 10% annualized compared to September 30, 2019.

TABLE 5
WHOLESALE AND RECIPROCAL DEPOSITS - UNAUDITED
(amounts in thousands)

	At December 31,		At September 30,
	2019	2018	2019
CDARS / ICS reciprocal deposits	$64,030	$83,666	$57,897
Online listing service wholesale time deposits	248	22,015	248
Total wholesale and reciprocal deposits	$64,278	$105,681	$58,145

For calendar quarters prior to April 1, 2018, CDARS/ ICS reciprocal deposits were considered to be brokered deposits by regulatory authorities and were reported as such on quarterly Call Reports. With passage of The Economic Growth, Regulatory Relief and Consumer Protection Act in May 2018, this is no longer so.

AVERAGE COST OF FUNDS

The following table presents the average cost of interest-bearing deposits, all deposits and all interest-bearing liabilities for the periods indicated.

TABLE 6
AVERAGE COST OF FUNDS - UNAUDITED
For The Three Months Ended

	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2019	2019	2019	2018	2018	2018	2018
Interest-bearing deposits	0.56%	0.56%	0.54%	0.49%	0.45%	0.42%	0.41%	0.41%
Interest-bearing deposits and noninterest-bearing demand	0.38%	0.38%	0.37%	0.34%	0.31%	0.29%	0.29%	0.29%
All interest-bearing liabilities	0.68%	0.68%	0.74%	0.67%	0.61%	0.64%	0.68%	0.60%
All interest-bearing liabilities and noninterest-bearing demand	0.46%	0.46%	0.52%	0.46%	0.42%	0.45%	0.50%	0.43%

INCOME STATEMENT OVERVIEW

TABLE 7
SUMMARY INCOME STATEMENT - UNAUDITED
(amounts in thousands, except per share data)

	For The Three Months Ended
	December 31,		Change		September 30,	Change
	2019	2018	Amount	%	2019	Amount	%
Interest income	$14,808	$13,750	$1,058	8%	$15,201	$(393)	(3)%
Interest expense	1,494	1,256	238	19%	1,479	15	1%
Net interest income	13,314	12,494	820	7%	13,722	(408)	(3)%
Provision for loan and lease losses	—	—	—	—%	—	—	—%
Noninterest income	1,021	1,132	(111)	(10)%	1,006	15	1%
Noninterest expense	8,421	8,868	(447)	(5)%	8,300	121	1%
Income before provision for income taxes	5,914	4,758	1,156	24%	6,428	(514)	(8)%
Provision for income taxes:
Reversal of uncertain tax position	—	(988)	988	(100)%	—	—	—%
Benefit from cost segregation study and tangible property review	—	(484)	484	(100)%	—	—	—%
Provision for income taxes	1,545	1,391	154	11%	1,786	(241)	(13)%
Total provision for income taxes	1,545	(81)	1,626	(2,007)%	1,786	(241)	(13)%
Net income	$4,369	$4,839	$(470)	(10)%	$4,642	$(273)	(6)%

Basic earnings per share	$0.24	$0.30	$(0.06)	(20)%	$0.26	$(0.02)	(8)%
Average basic shares	18,068	16,265	1,803	11%	18,130	(62)	—%
Diluted earnings per share	$0.24	$0.30	$(0.06)	(20)%	$0.26	$(0.02)	(8)%
Average diluted shares	18,150	16,345	1,805	11%	18,196	(46)	—%
Dividends declared per common share	$0.05	$0.04	$0.01	25%	$0.05	$—	—%

Fourth Quarter of 2019 Compared With Fourth Quarter of 2018

Income before provision for income taxes for the fourth quarter of 2019 increased $1.2 million compared to the fourth quarter of 2018. In the current quarter, net interest income was $820 thousand higher and noninterest expenses were $447 thousand lower. These positive changes were partially offset by noninterest income that was $111 thousand lower.

Net Interest Income

Net interest income increased $820 thousand compared to the same period a year ago.

Interest income for the fourth quarter of 2019 increased $1.1 million or 8% to $14.8 million.

●	Interest and fees on loans increased $1.1 million due to a $108.3 million increase in average loan balances partially offset by an 8 basis point decrease in the average yield on the loan portfolio.
●

Interest on investment securities increased $4 thousand due to a $16.6 million increase in average securities balances partially offset by a 16 basis point decrease in average yield on the securities portfolio.

●

Interest on interest-bearing deposits due from banks decreased $95 thousand due to a 63 basis point decrease in average yield that was partially offset by a $5.8 million increase in average interest-bearing deposit balances.

Interest expense for the fourth quarter of 2019 increased $238 thousand or 19% to $1.5 million.

●

Interest expense on interest-bearing deposits increased $312 thousand. Average interest-bearing demand and savings deposit balances increased $67.2 million, while average certificate of deposit balances decreased $3.8 million. The average rate paid on interest-bearing deposits increased 11 basis points.

●	Interest expense on other term debt and junior subordinated debentures decreased $74 thousand. During the second quarter of 2019, we completed the early repayment of our variable rate senior debt.

Provision for loan and lease losses

Net loan loss charge-offs were only $54 thousand for the current quarter and no provision for loan and lease losses was necessary. There was no provision for loan and lease losses in the fourth quarter of 2018.

Noninterest Income

Noninterest income for the three months ended December 31, 2019 decreased $111 thousand compared to the fourth quarter for 2018. Noninterest income for the fourth quarter of 2018 included a $96 thousand special dividend on Federal Home Loan Bank of San Francisco stock.

Noninterest Expense

Noninterest expense for the three months ended December 31, 2019 decreased $447 thousand compared to the same period a year previous. The decrease was primarily due to $802 of acquisition and merger costs recorded during the same period a year ago that did not recur and $93 thousand in Small Bank Assessment Credits from the FDIC in the current quarter. These decreases were partially offset by $136 thousand in amortization of the core deposit intangible for the deposits acquired from Merchants and $112 thousand in increased salaries and related benefit costs.

The Company’s efficiency ratio was 58.7% for the fourth quarter of 2019; the ratio during the same period in 2018 was 65.1%. The Company’s efficiency ratio of 65.1% for the fourth quarter of 2018 includes $802 thousand in acquisition costs. The efficiency ratio excluding these non-recurring costs was 59.2%.

Income Tax Provision

For the three months ended December 31, 2019, our income tax provision of $1.5 million on pre-tax income of $5.9 million was an effective tax rate of 26.1%.

For the three months ended December 31, 2018, our negative income tax provision of $81 thousand on pre-tax income of $4.8 million included:

●	$(988) thousand benefit due to the reversal of our uncertain tax position.
●	$(484) thousand benefit as a result of our cost segregation study and tangible property review.
●	$1.4 million tax provision on pre-tax net operating income of $4.8 million (29.2%).
o	$765 thousand in acquisition costs were not tax deductible for the three months ended December 31, 2018.

Fourth Quarter of 2019 Compared With Third Quarter of 2019

Net income for the fourth quarter of 2019 decreased $273 thousand compared to the third quarter of 2019. In the current quarter, net interest income was $408 thousand lower and noninterest expense was $121 thousand higher. These changes were partially offset by noninterest income that was $15 thousand higher and a provision for income taxes that was $241 thousand lower.

Net Interest Income

Net interest income decreased $408 thousand over the prior quarter.

Interest income for the three months ended December 31, 2019 decreased $393 thousand or 3% to $14.8 million.

●	Interest and fees on loans decreased $370 thousand due to a 15 basis point decrease in the average yield on the loan portfolio partially offset by a $2.2 million increase in average loan balances.
●

Interest on investment securities decreased $54 thousand due to a 14 basis point decrease in average yield on the investment portfolio partially offset by a $6.1 million increase in average securities balances partially.

●

Interest on interest-bearing deposits due from banks increased $31 thousand due to a $22.2 million increase in average balances partially offset by a 42 basis point decrease in the average yield on interest-bearing deposits due from banks.

Interest expense for the three months ended December 31, 2019 increased $15 thousand or 1% to $1.5 million.

●

Interest expense on interest-bearing deposits increased $24 thousand. Average interest-bearing demand and savings deposit balances increased $9.5 million, while average certificates of deposit decreased $4.4 million. The average rate paid on interest-bearing deposits increased by less than one basis point.

●	Interest expense on other term debt and junior subordinated debentures decreased $9 thousand.

Provision for loan and lease losses

As illustrated in Table 9, the sale during the fourth quarter of a $9.9 million nonaccrual commercial real estate loan has resulted in an improvement in our asset quality metrics. As a result of these improved metrics and loan loss charge-offs totaling only $54 thousand for the current quarter, no provision for loan and lease losses was necessary during current quarter. There was no provision for loan and lease losses in the prior quarter.

Noninterest Income

Noninterest income for the three months ended December 31, 2019 increased $15 thousand, which was not concentrated in any one item.

Noninterest Expense

Noninterest expense for the three months ended December 31, 2019 increased $121 thousand, which was not concentrated in any one item.

The Company’s efficiency ratio was 58.7% for the fourth quarter of 2019 compared with 56.4% for the prior quarter.

Income Tax Provision

For the three months ended December 31, 2019, our income tax provision of $1.5 million on pre-tax income of $5.9 million was an effective tax rate of 26.1%. The income tax provision for the prior quarter of $1.8 million on pre-tax income of $6.4 million was an effective tax rate of 27.8%. The effective tax rate for the prior quarter was increased by the write-off of a $41 thousand deferred tax asset.

Earnings Per Share

Diluted earnings per share were $0.24 for the three months ended December 31, 2019 compared with diluted earnings per share of $0.30 for the same period a year ago and diluted earnings per share of $0.26 for the prior period. Net income and weighted average shares used to calculate earnings per share – diluted are summarized in Table 7 presented earlier in this press release.

TABLE 8a
NET INTEREST MARGIN - UNAUDITED
(amounts in thousands)

	For The Three Months Ended
	December 31, 2019			December 31, 2018			September 30, 2019
	Average		Yield /	Average		Yield /	Average		Yield /
	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)
Interest-earning assets:
Net loans (2)	$1,031,702	$12,643	4.86%	$923,409	$11,494	4.94%	$1,029,534	$13,013	5.01%
Taxable securities	245,487	1,567	2.53%	218,137	1,469	2.67%	238,601	1,609	2.68%
Tax-exempt securities (3)	32,158	258	3.18%	42,868	353	3.27%	32,974	271	3.26%
Interest-bearing deposits in other banks	81,099	340	1.66%	75,295	434	2.29%	58,897	308	2.07%
Average interest-earning assets	1,390,446	14,808	4.23%	1,259,709	13,750	4.33%	1,360,006	15,201	4.43%
Cash and due from banks	24,083			22,447			23,822
Premises and equipment, net	16,049			13,331			15,922
Goodwill and core deposit intangible, net	16,561			1,842			16,769
Other assets	45,504			31,488			45,925
Average total assets	$1,492,643			$1,328,817			$1,462,444

Interest-bearing liabilities:
Interest-bearing demand	$244,276	108	0.18%	$257,227	141	0.22%	$243,553	117	0.19%
Money market	318,127	479	0.60%	265,190	207	0.31%	309,188	451	0.58%
Savings	138,155	128	0.37%	110,934	92	0.33%	138,296	131	0.38%
Certificates of deposit	153,223	499	1.29%	157,035	462	1.17%	157,620	491	1.24%
Other borrowings net of unamortized debt issuance costs	9,952	183	7.30%	13,785	252	7.25%	9,942	183	7.30%
Junior subordinated debentures	10,310	97	3.73%	10,310	102	3.93%	10,310	106	4.08%
Average interest-bearing liabilities	874,043	1,494	0.68%	814,481	1,256	0.61%	868,909	1,479	0.68%
Noninterest-bearing demand	428,420			367,457			405,853
Other liabilities	17,795			12,846			18,074
Shareholders’ equity	172,385			134,033			169,608
Average liabilities and shareholders’ equity	$1,492,643			$1,328,817			$1,462,444
Net interest income and net interest margin (4)		$13,314	3.80%		$12,494	3.93%		$13,722	4.00%

(1) Interest income on loans includes deferred fees and costs of approximately $224 thousand, $109 thousand, and $161 thousand for the three months ended December 31, 2019 and 2018 and September 30, 2019, respectively.

(2) Net loans includes average nonaccrual loans of $11.4 million, $4.1 million and $13.2 million for the three months ended December 31, 2019 and 2018 and September 30, 2019, respectively.
(3) Interest income and yields on tax-exempt securities are not presented on a taxable equivalent basis.

(4) Net interest margin is net interest income expressed as a percentage of average interest-earning assets. Net interest income for the three months ended December 31, 2019 included $188 thousand in accretion of the discount on the loans acquired from Merchants Holding Company, which improved the net interest margin by 7 basis points.

(5) Yields and rates are calculated by dividing the income or expense by the average balance of the assets or liabilities, respectively, and annualizing the result.

TABLE 8b
NET INTEREST MARGIN - UNAUDITED
(amounts in thousands)

	For The Twelve Months Ended
	December 31, 2019			December 31, 2018
	Average		Yield /	Average		Yield /
	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)
Interest-earning assets:
Net loans (2)	$1,020,801	$50,534	4.95%	$915,360	$44,955	4.91%
Taxable securities	246,723	6,673	2.70%	207,407	5,165	2.49%
Tax-exempt securities (3)	38,706	1,244	3.21%	50,330	1,629	3.24%
Interest-bearing deposits in other banks	54,095	1,112	2.06%	47,038	952	2.02%
Average interest-earning assets	1,360,325	59,563	4.38%	1,220,135	52,701	4.32%
Cash and due from banks	22,806			20,468
Premises and equipment, net	15,598			13,952
Goodwill and core deposit intangible, net	15,565			1,917
Other assets	43,818			32,369
Average total assets	$1,458,112			$1,288,841

Interest-bearing liabilities:
Interest-bearing demand	$242,516	480	0.20%	$238,328	414	0.17%
Money market	304,340	1,599	0.53%	250,685	646	0.26%
Savings	136,733	493	0.36%	109,025	288	0.26%
Certificates of deposit	160,550	1,977	1.23%	168,183	1,910	1.14%
Federal Home Loan Bank of San Francisco borrowings	9,644	247	2.56%	22,466	435	1.94%
Other borrowings net of unamortized debt issuance costs	10,895	806	7.40%	15,143	1,077	7.11%
Junior subordinated debentures	10,310	426	4.13%	10,310	385	3.73%
Average interest-bearing liabilities	874,988	6,028	0.69%	814,140	5,155	0.63%
Noninterest-bearing demand	400,588			332,197
Other liabilities	17,894			12,286
Shareholders’ equity	164,642			130,218
Average liabilities and shareholders’ equity	$1,458,112			$1,288,841
Net interest income and net interest margin (4)		$53,535	3.94%		$47,546	3.90%

(1) Interest income on loans includes deferred fees and costs of approximately $657 thousand and $465 thousand for the years ended December 31, 2019 and 2018, respectively.
(2) Net loans includes average nonaccrual loans of $11.7 million and $4.2 million for the years ended December 31, 2019 and 2018, respectively.
(3) Interest income and yields on tax-exempt securities are not presented on a taxable equivalent basis.

(4) Net interest margin is net interest income expressed as a percentage of average interest-earning assets. Net interest income for the year ended December 31, 2019 included $620 thousand in accretion of the discount on the loans acquired from Merchants Holding Company, which improved the net interest margin by 6 basis points.

(5) Yields and rates are calculated by dividing the income or expense by the average balance of the assets or liabilities, respectively, and annualizing the result.

TABLE 9
ALLOWANCE FOR LOAN AND LEASE LOSSES ROLL FORWARD AND IMPAIRED LOAN TOTALS - UNAUDITED
(amounts in thousands)

	For The Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Beginning balance ALLL	$12,285	$12,445	$12,242	$12,292	$12,392
Provision for loan and lease losses	—	—	—	—	—
Loans charged-off	(174)	(319)	(659)	(348)	(279)
Loan loss recoveries	120	159	862	298	179
Ending balance ALLL	$12,231	$12,285	$12,445	$12,242	$12,292

	At December 31,	At September 30,	At June 30,	At March 31,	At December 31,
	2019	2019	2019	2019	2018
Nonaccrual loans:
Commercial	$61	$139	$194	$1,018	$959
Real estate - commercial non-owner occupied	—	10,099	10,690	10,878	—
Real estate - commercial owner occupied	3,103	—	—	—	548
Real estate - residential - ITIN	2,221	2,339	2,389	2,392	2,388
Real estate - residential - 1-4 family mortgage	191	198	217	182	185
Real estate - residential - equity lines	—	—	—	42	43
Consumer and other	40	21	22	23	23
Total nonaccrual loans	5,616	12,796	13,512	14,535	4,146
Accruing troubled debt restructured loans:
Commercial	595	629	1,092	1,187	1,224
Real estate - commercial non-owner occupied	—	—	791	793	795
Real estate - residential - ITIN	3,957	4,072	4,300	4,342	4,484
Real estate - residential - equity lines	231	236	242	358	363
Total accruing troubled debt restructured loans	4,783	4,937	6,425	6,680	6,866

All other accruing impaired loans	—	—	—	—	—

Total impaired loans	$10,399	$17,733	$19,937	$21,215	$11,012

Gross loans outstanding at period end	$1,032,903	$1,033,082	$1,036,724	$1,034,606	$946,251

Impaired loans to gross loans	1.01%	1.72%	1.92%	2.05%	1.16%
Nonaccrual loans to gross loans	0.54%	1.24%	1.30%	1.40%	0.44%

Allowance for loan and lease losses as a percent of:
Gross loans	1.18%	1.19%	1.20%	1.18%	1.30%
Nonaccrual loans	217.79%	96.01%	92.10%	84.22%	296.48%
Impaired loans	117.62%	69.28%	62.42%	57.70%	111.62%

We continue to monitor credit quality and adjust the ALLL to ensure that the ALLL is maintained at a level that is adequate to cover estimated credit losses in the loan and lease portfolio. The decrease in nonaccrual loans during the current quarter resulted from the sale of a $9.9 million nonaccrual commercial real estate loan. Net loan loss charge-offs totaled only $54 thousand for the quarter ended December 31, 2019 and no provision for loan and lease losses was necessary for the quarter. There was no provision for loan and lease loss during the prior quarter or during the same quarter a year ago.

The loans acquired from Merchants were recorded at fair value which included a discount for credit risk which is not a part of the ALLL. As a result, our ALLL as a percentage of gross loans declined to 1.18% as of December 31, 2019 compared to 1.30% as of December 31, 2018 and compared to 1.19% as of September 30, 2019.

Based on the Bank’s ALLL methodology, which uses criteria such as risk factors and historical loss rates, and given the ongoing improvements in asset quality, management believes the Company’s ALLL is adequate at December 31, 2019. There is, however, no assurance that future loan and lease losses will not exceed the levels provided for in the ALLL and could possibly result in future charges to the provision for loan and lease losses.

At December 31, 2019, the recorded investment in loans classified as impaired totaled $10.4 million, with a corresponding specific reserve of $324 thousand compared to impaired loans of $11.0 million with a corresponding specific reserve of $1.2 million at December 31, 2018 and impaired loans of $17.7 million, with a corresponding specific reserve of $335 thousand at September 30, 2019. The decrease in loans classified as impaired compared to the prior quarter results from the sale of one $9.9 million commercial real estate loan.

TABLE 10
TROUBLED DEBT RESTRUCTURINGS - UNAUDITED
(amounts in thousands)

	At December 31,	At September 30,	At June 30,	At March 31,	At December 31,
	2019	2019	2019	2019	2018
Nonaccrual	$1,680	$1,746	$1,828	$2,725	$2,693
Accruing	4,783	4,937	6,425	6,680	6,866
Total troubled debt restructurings	$6,463	$6,683	$8,253	$9,405	$9,559

Troubled debt restructurings as a percentage of total gross loans	0.63%	0.65%	0.80%	0.91%	1.01%

There was one new troubled debt restructuring to grant a rate and maturity modification during the three months ended December 31, 2019. As of December 31, 2019, we had 98 restructured loans that qualified as troubled debt restructurings, of which 94 were performing according to their restructured terms.

TABLE 11
NONPERFORMING ASSETS - UNAUDITED
(amounts in thousands)

	At December 31,	At September 30,	At June 30,	At March 31,	At December 31,
	2019	2019	2019	2019	2018
Total nonaccrual loans	$5,616	$12,796	$13,512	$14,535	$4,146
90 days past due and still accruing	—	—	—	—	—
Total nonperforming loans	5,616	12,796	13,512	14,535	4,146

Other real estate owned ("OREO")	35	58	34	31	31
Total nonperforming assets	$5,651	$12,854	$13,546	$14,566	$4,177

Nonperforming loans to gross loans	0.54%	1.24%	1.30%	1.40%	0.44%
Nonperforming assets to total assets	0.38%	0.87%	0.94%	0.99%	0.32%

The following table summarizes when loans are projected to reprice by year and rate index as of December 31, 2019.

TABLE 12
LOANS BY RATE INDEX AND PROJECTED REPAYMENT - UNAUDITED
(amounts in thousands)
At December 31, 2019

						Years 6
						Through	Beyond
	Year 1	Year 2	Year 3	Year 4	Year 5	Year 10	Year 10	Total
Rate Index:
Fixed	$49,959	$52,191	$33,501	$72,871	$32,308	$166,641	$32,514	$439,985
Variable:
Prime	92,508	5,534	9,682	4,616	6,759	4,752	—	123,851
5 Year Treasury	24,733	66,548	83,684	66,329	77,812	54,490	—	373,596
7 Year Treasury	858	7,024	9,292	480	5,597	13,828	—	37,079
1 Year LIBOR	20,988	—	—	—	—	—	—	20,988
Other Indexes	4,146	2,946	2,062	1,733	5,716	16,730	617	33,950
Nonaccrual	625	551	529	513	492	1,988	918	5,616
Total	$193,817	$134,794	$138,750	$146,542	$128,684	$258,429	$34,049	$1,035,065

TABLE 13
UNAUDITED CONSOLIDATED
BALANCE SHEET
(amounts in thousands, except per share data)

	At December 31,		Change		At September 30,
	2019	2018	$	%	2019
Assets:
Cash and due from banks	$21,338	$23,692	$(2,354)	(10)%	$32,505
Interest-bearing deposits in other banks	59,266	23,673	35,593	150%	56,099
Total cash and cash equivalents	80,604	47,365	33,239	70%	88,604
Securities available-for-sale, at fair value	286,950	256,928	30,022	12%	272,341
Loans, net of deferred fees and costs	1,035,065	948,178	86,887	9%	1,035,062
Allowance for loan and lease losses	(12,231)	(12,292)	61	—%	(12,285)
Net loans	1,022,834	935,886	86,948	9%	1,022,777
Premises and equipment, net	15,906	13,119	2,787	21%	16,084
Other real estate owned	35	31	4	13%	58
Life insurance	23,701	22,410	1,291	6%	23,576
Deferred tax asset, net	4,553	7,039	(2,486)	(35)%	4,818
Goodwill and core deposit intangible, net	16,480	1,841	14,639	795%	16,672
Other assets	28,553	22,485	6,068	27%	27,497
Total assets	$1,479,616	$1,307,104	$172,512	13%	$1,472,427
Liabilities and shareholders' equity:
Demand - noninterest-bearing	$432,680	$347,199	$85,481	25%	$412,410
Demand - interest-bearing	239,258	252,202	(12,944)	(5)%	239,547
Money market	307,559	265,093	42,466	16%	317,120
Savings	135,888	114,840	21,048	18%	137,441
Certificates of deposit	151,786	152,382	(596)	—%	155,621
Total deposits	1,267,171	1,131,716	135,455	12%	1,262,139
Term debt:
Other borrowings	10,000	13,496	(3,496)	(26)%	10,000
Unamortized debt issuance costs	(43)	(91)	48	(53)%	(55)
Net term debt	9,957	13,405	(3,448)	(26)%	9,945

Junior subordinated debentures	10,310	10,310	—	—%	10,310
Other liabilities	17,700	13,352	4,348	33%	18,396
Total liabilities	1,305,138	1,168,783	136,355	12%	1,300,790
Shareholders' equity:
Common stock	71,311	52,284	19,027	36%	72,200
Retained earnings	100,566	89,045	11,521	13%	97,100
Accumulated other comprehensive income (loss), net of tax	2,601	(3,008)	5,609	(186)%	2,337
Total shareholders' equity	174,478	138,321	36,157	26%	171,637
Total liabilities and shareholders' equity	$1,479,616	$1,307,104	$172,512	13%	$1,472,427
Total interest-earning assets	$1,377,588	$1,233,049	$144,539	12%	$1,360,184
Shares outstanding	18,137	16,334	1,803	11%	18,212
Book value per share (1)	$9.62	$8.47	$1.15	14%	$9.42
Tangible book value per share (1)	$8.71	$8.36	$0.35	4%	$8.51

(1)  Book value per share is computed by dividing total shareholders’ equity by shares outstanding. Tangible book value per share is computed by dividing total shareholders’ equity less goodwill and core deposit intangible, net by shares outstanding. Management believes that tangible book value per share is meaningful because it is a measure that the Company and investors commonly use to assess capital adequacy.

TABLE 14
UNAUDITED
INCOME STATEMENT
(amounts in thousands, except per share data)

	For The Three Months Ended					For The Twelve Months Ended
	December 31,		Change		September 30,	December 31,
	2019	2018	$	%	2019	2019	2018
Interest income:
Interest and fees on loans	$12,643	$11,494	$1,149	10%	$13,013	$50,534	$44,955
Interest on taxable securities	1,567	1,469	98	7%	1,609	6,673	5,165
Interest on tax-exempt securities	258	353	(95)	(27)%	271	1,244	1,629
Interest on interest-bearing deposits in other banks	340	434	(94)	(22)%	308	1,112	952
Total interest income	14,808	13,750	1,058	8%	15,201	59,563	52,701
Interest expense:
Interest on demand deposits	108	141	(33)	(23)%	117	480	414
Interest on money market	479	207	272	131%	451	1,599	646
Interest on savings	128	92	36	39%	131	493	288
Interest on certificates of deposit	499	462	37	8%	491	1,977	1,910
Interest on Federal Home Loan Bank of San Francisco borrowings	—	—	—	—%	—	247	435
Interest on other borrowings	183	252	(69)	(27)%	183	806	1,077
Interest on junior subordinated debentures	97	102	(5)	(5)%	106	426	385
Total interest expense	1,494	1,256	238	19%	1,479	6,028	5,155
Net interest income	13,314	12,494	820	7%	13,722	53,535	47,546
Provision for loan and lease losses	—	—	—	—%	—	—	—
Net interest income after provision for loan and lease losses	13,314	12,494	820	7%	13,722	53,535	47,546
Noninterest income:
Service charges on deposit accounts	198	161	37	23%	177	730	682
ATM and point of sale fees	282	283	(1)	—%	293	1,158	1,131
Payroll and benefit processing fees	183	178	5	3%	158	669	652
Life insurance	126	128	(2)	(2)%	126	536	512
Gain on investment securities, net	49	3	46	1,533%	12	186	44
Federal Home Loan Bank of San Francisco dividends	131	201	(70)	(35)%	131	507	480
Gain(Loss) on sale of OREO	21	64	(43)	(67)%	—	62	73
Other income	31	114	(83)	(73)%	109	336	445
Total noninterest income	1,021	1,132	(111)	(10)%	1,006	4,184	4,019

TABLE 14 - CONTINUED
UNAUDITED
INCOME STATEMENT
(amounts in thousands, except per share data)

	For The Three Months Ended					For The Twelve Months Ended
	December 31,		Change		September 30,	December 31,
	2019	2018	$	%	2019	2019	2018
Noninterest expense:
Salaries and related benefits	4,924	4,812	112	2%	5,005	20,804	18,709
Premises and equipment	916	927	(11)	(1)%	933	3,752	3,983
Federal Deposit Insurance Corporation insurance premium	—	93	(93)	(100)%	(104)	91	376
Data processing	739	528	211	40%	582	2,535	1,997
Professional services	309	436	(127)	(29)%	392	1,539	1,431
Telecommunications	190	145	45	31%	194	737	594
Acquisition and merger	—	802	(802)	(100)%	(113)	2,193	844
Other expenses	1,343	1,125	218	19%	1,411	5,604	4,272
Total noninterest expense	8,421	8,868	(447)	(5)%	8,300	37,255	32,206
Income before provision for income taxes	5,914	4,758	1,156	24%	6,428	20,464	19,359
Provision for income taxes:
Reversal of uncertain tax position	—	(988)	988	(100)%	—	—	(988)
Benefit from cost segregation study and tangible property review	—	(484)	484	(100)%	—	—	(484)
Provision for income taxes	1,545	1,391	154	11%	1,786	5,503	5,101
Total provision for income taxes	1,545	(81)	1,626	(2,007)%	1,786	5,503	3,629
Net income	$4,369	$4,839	$(470)	(10)%	$4,642	$14,961	$15,730

Basic earnings per share	$0.24	$0.30	$(0.06)	(20)%	$0.26	$0.83	$0.97
Average basic shares	18,068	16,265	1,803	11%	18,130	17,956	16,248
Diluted earnings per share	$0.24	$0.30	$(0.06)	(20)%	$0.26	$0.83	$0.96
Average diluted shares	18,150	16,345	1,805	11%	18,196	18,024	16,332

TABLE 15
UNAUDITED CONDENSED CONSOLIDATED
QUARTERLY AVERAGE BALANCE SHEETS
(amounts in thousands)

	For The Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Earning assets:
Loans	$1,031,702	$1,029,534	$1,028,187	$993,261	$923,409
Taxable securities	245,487	238,601	249,907	253,068	218,137
Tax-exempt securities	32,158	32,974	39,501	50,454	42,868
Interest-bearing deposits in other banks	81,099	58,897	35,605	40,223	75,295
Total earning assets	1,390,446	1,360,006	1,353,200	1,337,006	1,259,709

Cash and due from banks	24,083	23,822	21,942	21,392	22,447
Premises and equipment, net	16,049	15,922	15,819	14,581	13,331
Goodwill and core deposit intangible, net	16,561	16,769	16,995	11,872	1,842
Other assets	45,504	45,925	42,769	41,009	31,488
Total assets	$1,492,643	$1,462,444	$1,450,725	$1,425,860	$1,328,817

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$428,420	$405,853	$379,173	$388,410	$367,457
Demand - interest-bearing	244,276	243,553	238,840	243,376	257,227
Money market	318,127	309,188	296,326	293,396	265,190
Savings	138,155	138,296	139,307	131,081	110,934
Certificates of deposit	153,223	157,620	164,084	167,463	157,035
Total deposits	1,282,201	1,254,510	1,217,730	1,223,726	1,157,843

Federal Home Loan Bank of San Francisco borrowings	—	—	30,000	8,778	—
Other borrowings net of unamortized debt issuance costs	9,952	9,942	10,841	12,889	13,785
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Other liabilities	17,795	18,074	18,246	17,452	12,846
Total liabilities	1,320,258	1,292,836	1,287,127	1,273,155	1,194,784

Shareholders' equity	172,385	169,608	163,598	152,705	134,033
Liabilities & shareholders' equity	$1,492,643	$1,462,444	$1,450,725	$1,425,860	$1,328,817

TABLE 16
UNAUDITED CONDENSED CONSOLIDATED
ANNUAL AVERAGE BALANCE SHEETS
(amounts in thousands)

	For The Year Ended
	December 31,	December 31,	December 31,	December 31,
	2019	2018	2017	2016
Earning assets:
Loans	$1,020,801	$915,360	$818,119	$752,938
Taxable securities	246,723	207,407	165,333	120,884
Tax-exempt securities	38,706	50,330	74,231	75,303
Interest-bearing deposits in other banks	54,095	47,038	66,872	58,668
Total earning assets	1,360,325	1,220,135	1,124,555	1,007,793

Cash and due from banks	22,806	20,468	18,301	15,831
Premises and equipment, net	15,598	13,952	15,567	15,078
Goodwill and core deposit intangible, net	15,565	1,917	2,136	1,888
Other assets	43,818	32,369	37,692	39,160
Total assets	$1,458,112	$1,288,841	$1,198,251	$1,079,750

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$400,588	$332,197	$289,735	$226,368
Demand - interest-bearing	242,516	238,328	209,792	172,011
Money market	304,340	250,685	224,913	202,159
Savings	136,733	109,025	111,376	104,771
Certificates of deposit	160,550	168,183	205,648	221,074
Total deposits	1,244,727	1,098,418	1,041,464	926,383

Federal Home Loan Bank of San Francisco borrowings	9,644	22,466	302	17,856
Other borrowings net of unamortized debt issuance costs	10,895	15,143	17,981	19,430
Junior subordinated debentures	10,310	10,310	10,310	10,310
Other liabilities	17,894	12,286	12,293	13,217
Total liabilities	1,293,470	1,158,623	1,082,350	987,196

Shareholders' equity	164,642	130,218	115,901	92,554
Liabilities & shareholders' equity	$1,458,112	$1,288,841	$1,198,251	$1,079,750

About Bank of Commerce Holdings

Bank of Commerce Holdings is a bank holding company headquartered in Sacramento, California and is the parent company for Merchants Bank of Commerce. The Bank is an FDIC-insured California banking corporation providing community banking and financial services in northern California from Sacramento to Yreka along the Interstate 5 corridor. The Bank was incorporated as a California banking corporation on November 25, 1981 and opened for business on October 22, 1982. The Company’s common stock is listed on the NASDAQ Global Market and trades under the symbol “BOCH”.

Contact Information:

Randall S. Eslick, President and Chief Executive Officer

Telephone Direct (916) 677-5800

James A. Sundquist, Executive Vice President and Chief Financial Officer

Telephone Direct (916) 677-5825

Samuel D. Jimenez, Executive Vice President and Chief Operating Officer

Telephone Direct (530) 722-3952

Andrea M. Newburn, Vice President and Senior Administrative Officer / Corporate Secretary

Telephone Direct (530) 722-3959